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                                                                      EXHIBIT 11
                                SAFETY 1ST, INC.
                                BASIC AND DILUTED
                            EARNINGS PER COMMON SHARE

                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

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
                                                                                        THREE MONTHS ENDED
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                                                                               APRIL 1,                  APRIL 3,
                                                                                 2000                      1999
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

BASIC EARNINGS PER COMMON SHARE
     Earnings available for common shares                                   $      2,209             $       1,262

    Basic earnings per common share                                         $       0.26             $        0.17

SHARES USED IN COMPUTATION

   Weighted average common shares outstanding                                  8,531,000                 7,231,000



DILUTED EARNINGS PER COMMON SHARE
   Earnings available for common shares and common stock                    $      2,209             $       1,262
     equivalent shares deemed to have a dilutive effect

       Diluted earnings per common share                                    $       0.23             $        0.15

SHARES USED IN COMPUTATION

   Weighted average common shares outstanding                                  8,531,000                 7,231,000
   Common stock equivalents - stock options and warrants                         998,000                 1,276,000

                                                                            ------------------------------------------
TOTAL                                                                          9,529,000                 8,507,000
                                                                            ==========================================
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         The accompanying notes are an integral part of these Condensed
                              Financial Statements